REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 28, 2001 (the "Effective Date") by and among FURNITURE BRANDS INTERNATIONAL, INC. ("FBI") HENREDON FURNITURE INDUSTRIES, INC. ("Henredon"), DREXEL HERITAGE FURNISHINGS INC. ("Drexel Heritage"), MAITLAND-SMITH, INC. ("Maitland-Smith") and MAITLAND-SMITH PACIFIC, LTD. ("Pacific," which is collectively referred to with Henredon, Drexel Heritage and Maitland-Smith as the "Selling Companies") and LIFESTYLE FURNISHINGS INTERNATIONAL LTD. ("LFI", which is collectively referred to with the Selling Companies as the "Holders").

                                    RECITALS:

     A. FBI, HDM Furniture Industries, Inc. ("HDM," a wholly-owned subsidiary of
FBI) and the Holders have entered into that certain Asset Purchase Agreement dated December 4, 2001 (the "Purchase Agreement") pursuant to which HDM is purchasing certain assets of the Selling Companies.

     B. In accordance with the terms of the Purchase Agreement and in partial consideration of the assets purchased, certain of the Holders are acquiring shares of FBI common stock, $1.00 stated value (the "Common Stock").

     C. As an inducement for the Holders to enter into, execute and comply with the terms of the Purchase Agreement, the Holders have required that FBI grant certain registration rights to the Holders, and FBI desires to grant those registration rights to the Holders, pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Definitions and References.

     Unless otherwise defined herein, the capitalized terms in this Agreement shall have the same meanings given to them in the Purchase Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

     "1933 Act" shall refer to the Securities Act of 1933, as amended, and the rules and regulations adopted thereunder.

     "Affiliate"  shall have the meaning as provided in the 1933 Act.

     "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

     "Incidental   Registration   Rights"   shall  refer  to  those  rights  for
"Incidental Registration" as provided in Section 4 hereunder.

     "NASD" means the National Association of Securities Dealers, Inc. and any successor thereto.

     "NYSE" means the New York Stock Exchange and any successor thereto.

     "Person" means any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and all amendments and supplements thereto, including any supplement relating to the terms of the offering of any portion of the Shares covered by the Shelf Registration Statement, and in each case including all materials incorporated by reference therein.

     "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

     "Registration Expenses" means all expenses incident to FBI's performance or compliance with Sections 2, 3 and 4 of this Agreement, including without limitation all registration and filing fees with the SEC, NYSE, the NASD and any other governmental or regulatory agency, all fees and expenses of compliance with securities or blue sky laws (including filing fees and the fees and disbursements of underwriters' attorneys in connection with blue sky matters, if applicable), all printing, messenger and delivery expenses, all fees and disbursements of custodians, all fees, expenses and disbursements of attorneys for FBI, all fees and disbursements of all independent certified public accountants (including in connection with any special audits) and any other persons retained by FBI, all expenses for liability insurance, and all fees and disbursements for listing the securities to be registered on the NYSE or any securities exchange as required hereunder.

     "Registration Statement" shall refer to the Shelf Registration Statement or any registration statement filed in connection with the Incidental Registration Rights, as applicable.

     "SEC" shall refer to the United States Securities and Exchange Commission.

     "Shares" shall include (a) the shares of Common Stock initially issued pursuant to the Purchase Agreement and (b) any shares of the Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such shares of Common Stock.

     2. "Shelf" Registration. As soon as practicable following the Effective Date, but in no event later than March 31, 2002 or 90 days after the Effective Date, whichever is later, FBI shall file with the SEC a "shelf" registration statement for the public resale by the Holders of the Shares (and by the pledgees, transferees and derivative transaction counterparties of the Holders) on a continuous or delayed basis pursuant to Rule 415 (or any successor rule) under the 1933 Act (the "Shelf Registration Statement"). The plan of distribution indicated in the Shelf Registration Statement will include all such transactions as the Holders may reasonably request in writing prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the 1933 Act, other than an underwritten public offering solely of the Shares. FBI shall use all reasonable efforts to cause the Shelf Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, and shall use all reasonable efforts to keep the Shelf Registration Statement continuously effective under the 1933 Act until the earlier of (a) the date which is two (2) years after the Effective Date (the "Shelf Registration Period"), or (b) the date when all Shares have been sold by the Holders or by transferees to whom the Holders or such transferees may assign their rights hereunder pursuant to Section 8 hereof. All Registration Expenses incurred in connection with this Section 2 and the Shelf Registration Statement shall be paid by FBI.

     3. Obligations of FBI. FBI shall:


     (a) use all reasonable efforts to cause the Shelf Registration Statement to become effective as soon as practicable after the filing thereof, and remain effective for the period set forth in Section 2 hereof;

     (b) (i) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Shares ; (ii) cause such Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the 1933 Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statement or any amendment thereto; and (iv) if applicable, comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including filing such Prospectus (and any amendment and supplement thereto) with the NYSE, if required);

     (c) furnish to the Holders such numbers of copies of the Shelf Registration Statement and the Prospectus included therein (including each preliminary Prospectus and any amendments or supplements thereto in conformity with the requirements of the 1933 Act) and such other documents and information as they may reasonably request; comply with the requirements of Rule 153 under the 1933 Act and furnish to the NYSE a reasonable number of copies of the Prospectus; FBI consents to the use of the Prospectus and any amendment or supplement thereto by each such Holder of Shares in connection with the offering and sale of Shares;

     (d) use all reasonable efforts to register or qualify the Shares under the securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably requested by the Holders for the distribution of the Shares; keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder, whichever is shorter, and do any and all other acts that may reasonably be necessary to enable such Holder to dispose of such Shares owned by such Holder in each such jurisdiction; provided, however, that in connection therewith, FBI shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it otherwise would not be required to qualify or register but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction wherein it is not otherwise required to do so;

     (e) notify each Holder of Shares (i) when any amendment or supplement to the Shelf Registration Statement or Prospectus has been filed with the SEC, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the initiation of any proceedings for that purpose, or (iii) if FBI receives any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose;

     (f) notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the Prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, that in the event of a material development or transaction affecting FBI that has not yet been publicly disclosed, if FBI shall determine in good faith that it would be materially adversely affected by such disclosure, FBI may so notify the Holders (such notice being referred to herein as a "Deferral Notice"), and shall thereafter be entitled to defer preparing and furnishing such supplement or amendment until such time (but not more than 90 days) as it would not be so affected, at which time it shall give the Holders a further notice to such effect and shall prepare and furnish to the Holders any such supplement or amendment as may then be required (provided that FBI shall only be entitled to deliver a Deferral Notice to such Holders if it shall have delivered a comparable notice, or taken equivalent action, with respect to any other of its shareholders holding shares that, to the extent permitted hereunder, are then registered for resale on an effective registration statement filed by FBI). Following receipt of any supplement or amendment to any Prospectus, the Holders shall deliver such amended, supplemental, or revised Prospectus in connection with any offers or sales of Shares, and shall not deliver or use any Prospectus not so supplemented, amended or revised. Following receipt of a Deferral Notice, the Holders shall not make any further sales of Shares pursuant to the Registration Statement until the Holders receive such further notice, and any such amendment or supplement, from FBI. FBI may deliver only two such Deferral Notices during any period of one year and may not deliver any Deferral Notice within 180 days of any prior Deferral Notice.

     (g) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or any part thereof, as promptly as possible;

     (h) make available for inspection by the Holders of Shares and any counsel, accountants or other representatives retained by such Holders all financial and other records, pertinent corporate documents and properties of FBI, and cause the  officers,  directors  and  employees  of FBI to  supply  all such  records, documents or information reasonably requested by such Holder's counsel, accountants or representatives in connection with the Shelf Registration Statement; provided, however, that such records, documents or information (other than records, documents and information that is publicly available) shall not be disclosed by such Holder's counsel, accountants or representatives unless (i) such disclosure is necessary to avoid or correct a material misstatement or omission in a Registration Statement, (ii) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

     (i) take such other actions as are reasonably required in order to facilitate the disposition of the Shares to be so included in the Shelf Registration Statement; and

     (j) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC in registering the resale of the Shares; and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) and Rule 158 of the 1933 Act.

     4. Incidental Registration.


     (a) Incidental Registration Rights Granted. Notwithstanding the rights set forth in Section 3 above, at any time prior to the third anniversary of the Effective Date, if FBI proposes to register any of the Common Stock under the 1933 Act (other than a registration statement on Form S-4 or Form S-8), it will at each such time give written notice to all Holders of Shares of its intention to do so. Upon the written request of such Holders given within twenty (20) days after receipt of any such notice (stating the number of Shares to be disposed of by such Holders and the intended method of disposition), FBI will use commercially reasonable efforts to cause all such Shares to be registered under the 1933 Act so as to permit the disposition (in accordance with the methods in said request) by such Holders of the Shares so registered, subject, however, to the limitations set forth in this Section 4. The Incidental Registration Rights provided herein shall also apply to such additional shares of Common Stock as may be held by the Holders at the time of such Incidental Registration (such additional shares of Common Stock not to exceed one percent of the shares of Common Stock then outstanding in the aggregate for all Holders).

     (b) Priority of Registration Rights. If in an Incidental Registration the managing underwriters advise FBI in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number that could be sold in such offering without adversely affecting the marketability of the offering, FBI shall include the Shares and other securities in such Registration in the following order of priority: (i) first, the securities FBI proposes to sell, (ii) second, the number of Shares requested to be included therein that in the opinion of such underwriters can be sold therein without adversely affecting the marketability of the offering, pro rata among the respective Holders thereof on the basis of the number of Shares then held by each such Holder, and (iii) third, any other securities requested to be included in such Registration. All Registration Expenses incurred in connection with any Incidental Registration contemplated by this Section 4 hereunder shall be paid by FBI.

     (c) Additional Requirements. In addition to the obligations set forth in Sections 4(a) and 4(b) above, with respect to any Incidental Registration, FBI shall comply with the obligations set forth in Section 3 of this Agreement as if the Shelf Registration Statement referred to therein were the Registration Statement filed in connection with any such Incidental Registration.

     5.  Furnish  Information.   It  shall  be  a  condition  precedent  to  the
obligations of FBI to take any action pursuant to this Agreement that each Holder shall furnish to FBI such information regarding itself, the Shares held by it, and the intended method of disposition of such securities as FBI shall reasonably request and as shall be required in connection with the actions to be taken by FBI hereunder.

     6. Other Registration Rights. Except as provided in and pursuant to this Agreement, FBI represents and warrants to the Holders that there are, as of the date hereof, no registration rights in effect (or that would become effective upon the occurrence of any event or circumstance) in favor or any Person with respect to equity securities of FBI or any securities convertible or exchangeable into or exercisable for such securities. FBI shall not grant to any Persons any registration rights with respect to equity securities of FBI or any securities convertible or exchangeable into or exercisable for such securities, which registration rights are superior or prior to, or conflict or are inconsistent with, any of the registration rights granted under this Agreement, without the prior written consent of the Holders of at least a majority of the Shares, other than shelf registration rights comparable to the Shelf Registration Statement for non-underwritten sales contemplated hereunder

     7. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, at all times FBI agrees to:

     (a) make and keep public information available, as provided in Rule 144(c)(1) under the 1933 Act;

     (b) use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of FBI under the 1933 Act and the Exchange Act; and

     (c) furnish to each Holder forthwith upon such Holder's request a written statement by FBI that it has complied with the current public information requirements of Rule 144(c), a copy of the most recent annual or quarterly report of FBI, and such other reports and documents so filed by FBI as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Shares without registration.

     8. Transfer of Shares and Registration Rights.

     (a) Each Holder agrees that it will not transfer any Shares except (i) pursuant to an effective registration statement under the 1933 Act, (ii) in compliance with Rule 144 or as contemplated by Rule 144(k), (iii) to Masco Corporation, upon receipt by FBI of an opinion of counsel (which counsel may be in-house counsel or other counsel reasonably satisfactory to FBI) in form and substance customary in similar situations, or (iv) to any other Person upon receipt by FBI of an opinion of counsel (which counsel shall be reasonably satisfactory to FBI) in form and substance customary in similar situations, or
(v) upon receipt by FBI of a no-action letter from the SEC addressed to FBI or such Holder, to the effect that no registration statement is required under the Securities Act for the proposed transaction. The Holders acknowledge that the certificates evidencing the Shares may bear a legend to the foregoing effect.

     (b) The registration rights of a Holder under this Agreement with respect to any Shares, and any and all other rights afforded to the Holders in accordance with the terms of this Agreement may be transferred or assigned to
(a) any transferee or assignee of such Shares who, after such transfer or assignment, holds at least 1,000,000 Shares previously held by the Holders; (b) any other Holder, any Affiliate of a Holder, or any pledgee to whom a Holder pledges Shares, or (e) Masco Corporation; provided, however, that (i) such Holder shall give FBI written notice of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; and (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to FBI, to be bound as a Holder by the provisions of this Agreement. FBI will take such action as may be required to permit the sale of Shares by all such transferees pursuant to the Shelf Registration Statement contemplated by Section 2 hereof, including amending or supplementing any Registration Statement or Prospectus.

     9. Indemnification; Contribution.

     (a) Indemnification by FBI. FBI agrees to indemnify and hold harmless each Holder and its officers and directors and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including any legal or other expenses reasonably incurred in connection with defending or investigating any such claim), (A) that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (including all documents incorporated therein by reference) or any amendment thereto, or the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (including all documents incorporated therein by reference) or any amendment or supplement thereto, or the omission or alleged omission therein of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity provided pursuant to this Section 9(a) shall not apply to any Holder with respect to any loss, liability, claim, damage or expense that arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to FBI by such Holder expressly for use in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto.

     (b) Indemnification by Holders. Each Holder agrees to indemnify and hold harmless FBI and the other selling Holders, and each of their respective directors and officers (including each director and officer of FBI who signed the Registration Statement), and each Person, if any, who controls FBI or any other selling Holder within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 9(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to FBI by such selling Holder expressly for use therein.

     (c) Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability that it may have under the indemnity agreement provided in
Section 9(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations provided under Section 9(a) or
(b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, to the extent it wishes, jointly with any other indemnifying party so notified, assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to the indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume the defense of such action or proceeding and the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which counsel shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this Section 9(c), the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this Section 9(c), such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, except as otherwise set forth in this Section 9(c).

     (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 9 is for any reason held to be unenforceable, although applicable in accordance with its terms, FBI and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by FBI and the selling Holders, in such proportion as is appropriate to reflect the relative fault of FBI on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price (less selling commissions) at which the Shares of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder otherwise has been required to pay by reason of such untrue statement or omission.

     Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), each Person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act, and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of FBI, each officer of FBI who signed the Registration Statement and each Person, if any, who controls FBI within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as FBI.

     10. General Provisions.

     (a) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly given when delivered personally, sent by messenger or by documented overnight delivery service, mailed by registered or certified mail (return receipt requested) or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Holders shall be addressed to:

                  LifeStyle Furnishings International
                  4000 LifeStyle Court
                  High Point, NC 27265
                  Attn:  Ronald J. Hoffman
                  Fax No.: (336) 878-7005

                           with a copy to:

                  Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 230 N. Elm Street, Suite 2000
                  Renaissance Plaza
                  Greensboro, NC 27401
                  Attn:  Marc D. Bishop
                  Fax No.:  (336) 378-1001

or at such other address and to the attention of such other person as the Holders may designate by written notice to FBI. Notices to FBI shall be addressed to:

                  Furniture Brands International, Inc.
                  101 South Hanley Road, 19th Floor
                  St. Louis, MO 63105
                  Attn:  Secretary
                  Fax No.: 314-863-7047

                           with a copy to:

                  Furniture Brands International, Inc.
                  Attn:  General Counsel
                  at the same address

or at such other address and to the attention of such other person as FBI may designate by written notice to the Holders.


     (b) Entire Agreement; Independence of Obligations. This Agreement and the Purchase Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. In the event of any conflict between this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of law principles.

     (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     (e) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     (f) Successors and Assigns. Subject to the provisions of Section 8, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     (g) Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     (h)  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     (i) Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     (j) Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares, then, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

     (k) Each Holder represents to FBI that such Holder is acquiring the Shares with investment intent and without a view to the distribution thereof in violation of the 1933 Act.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


LifeStyle Furnishings International Ltd.    Furniture Brands International, Inc.


By:       /s/  Ronald J. Hoffman            By:    /s/  David P. Howard
      -------------------------------------      -------------------------------
      Ronald J. Hoffman                             David P. Howard
      Its:  Vice President and CFO                  Its: Vice President


Henredon Furniture Industries, Inc.


By:       /s/  Ronald J. Hoffman
      --------------------------------------
      Ronald J. Hoffman
      Its: Vice President


Drexel Heritage Furnishings Inc.


By:       /s/  Ronald J. Hoffman
      --------------------------------------
      Ronald J. Hoffman
        Its: Vice President

Maitland-Smith, Inc.


By:       /s/  Ronald J. Hoffman
      --------------------------------------
      Ronald J. Hoffman
      Its: Vice President


Maitland-Smith, Smith Pacific, LTD.


By:       /s/  Ronald J. Hoffman
      --------------------------------------
      Ronald J. Hoffman
      Its: Vice President